Exhibit 10.1
SUBORDINATED PROMISSORY NOTE
October 3, 2022
Culver City, California
1.Principal and Interest. For value received, NantHealth, Inc., a Delaware corporation, with offices at 3000 RDU Drive, Suite 200 Morrisville, North Carolina 27560 (the “Company”) promises to pay to the order of Airstrip Technologies, Inc., a Delaware corporation, with officers at 2915 W. Bitters Road, Suite 215, San Antonio, TX 78248 (“Holder”), or to the order of Holder’s registered assigns, the principal amount of each advance (each, an “Advance” and, collectively, the “Advances”) made by Holder to the Company pursuant to this Subordinated Promissory Note (this “Note”), in immediately available funds, at the times and in the manner set forth herein.
(a)Advances. The principal amount of each Advance made by Holder to the Company hereunder, the date on which each such Advance is made, the amount of any prepayment or partial prepayment of any such Advance, and the outstanding principal amount of each such Advance, shall be specified in Schedule A attached hereto. Holder shall be entitled to update Schedule A hereto from time to time to reflect updated information relating to the Advances made by Holder to the Company hereunder and any prepayments or partial prepayments of the outstanding principal amounts of any such Advances. The information reflected in any such updated version of Schedule A delivered by Holder to the Company shall, in the absence of manifest error, constitute prima facie evidence of the accuracy of the information recorded, provided, however, that the failure of Holder to update the information specified in Schedule A in connection with the making by Holder to the Company of any Advance or the payment or partial prepayment by the Company of any such Advance shall not affect the obligations of the Company hereunder to repay the principal amount of any such Advance (and any interest unpaid having accrued thereon) in accordance with the terms of this Note.
(b)Interest. The outstanding principal amount of each Advance made by Holder to the Company pursuant to this Note shall bear interest from and including the date such Advance is made to but excluding the date such Advance is paid in full at a per annum rate equal to eight and one-half percent (8.5%), compounded annually and computed on the basis of the actual number of days elapsed and a year of 365 or 366 days, as the case may be. All amounts of principal of and, to the extent permitted by law, interest due and payable with respect to any Advance not paid when due, whether upon demand of Holder or upon the acceleration thereof pursuant to Section 2 hereof, shall bear interest (“Default Interest”) from the date due until the date paid in full at an overdue rate per annum equal to ten and one-half percent (10.5%). Such Default Interest shall be payable on demand and such and such increased rate of interest shall continue until such delinquent amount(s), with interest thereon at such increased rate, shall have been paid in full. Acceptance of any delinquent payments by Holder shall not waive or affect any prior demand or default.
(c)Maturity Date. The unpaid principal of each Advance, and any accrued and unpaid interest thereon, shall be due and payable on October 31, 2026 (the “Maturity Date”). Subject to Section 3, the Company may prepay the outstanding amount of any Advance (together with accrued and unpaid interest thereon) at any time, either in whole or in part, without premium or penalty and without the prior consent of Holder..
2.Events of Default. The entire aggregate principal amount of the Advances made by Holder pursuant to this Note, together with all accrued and unpaid interest thereon, is subject to prepayment in whole or in part upon the initiation of any bankruptcy, insolvency, moratorium, receivership or reorganization by or against the Company, or a general assignment of assets by the Company for the benefit of creditors (each, an “Event of Default”). Upon the occurrence of any Event of Default, all amounts outstanding hereunder in respect of the principal amount of any Advance and all unpaid interest having accrued thereon, shall be immediately due and payable without notice to or demand on the Company. For the avoidance of doubt, any payment obligation of the Company pursuant to this Section 2 is subject to Section 3.

3.Subordination.
(d)Agreement of Subordination. The Company and the Holder each covenant and agree that the Note shall be issued subject to the provisions of this Section 3; and each holder of the Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions. The payment of the principal of, premium, if any, and interest on the Note shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Debt (as defined below), whether outstanding at the date of this Note or thereafter incurred. For purposes of the Note, “Senior Debt” shall mean the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding), and all fees, costs, expenses and other amounts accrued or due on or in connection with the Company’s Convertible Senior Notes due 2026 issued pursuant to the Indenture, dated on or about April 27, 2021, by and among the Company, NaviNet, Inc. and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), whether outstanding on the date of this Note or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing).
(e)Payments to Holders.
(i)No payment shall be made with respect to the principal of, or premium, if any, or interest on the Note if (A) a default in the payment of principal, premium, if any, interest or other obligations due on any Senior Debt occurs and is continuing (or, in the case of Senior Debt for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument evidencing such Senior Debt) (including a default set forth in Sections 6.01(a) and 6.01(b) of each indenture pursuant to which the Senior Debt was issued) (a “Payment Default”), unless and until such default shall have been cured or waived or shall have ceased to exist or the obligations in respect of the Senior Debt are paid in full in cash or other payment satisfactory to the holders of Senior Debt or (B) the Company’s receipt of a Payment Blockage Notice (as defined in the Existing Notes Indenture) (a “Non-Payment Default”)..
(ii)In the case of a Payment Default, the Company may and shall resume payments on and distributions in respect of the Note upon the earlier of the date upon which the Payment Default is cured or waived or ceases to exist, or unless this Section 3 otherwise prohibits the payment or distribution at such time. In the case of a Non-Payment Default, the Company may and shall resume payments on and distributions in respect of the New Notes upon the earlier of (A) the date upon which the Non-Payment Default is cured or waived, (B) the obligations in respect of the Senior Debt are paid in full in cash or other payment satisfactory to the holders of Senior Debt, (C) the date that is 179 days after the date on which such Payment Blockage Notice is received by the Company, and (D) the date such Payment Blockage Notice is rescinded.

(iii)Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, reorganization, liquidation, receivership or other proceedings, or upon an assignment for the benefit of creditors or any marshalling of the assets and liabilities of the Company, or otherwise, all amounts due or to become due upon all Senior Debt shall first be paid in full in cash or other payment satisfactory to the holders of such Senior Debt, or payment thereof in accordance with its terms provided for in cash or other payment satisfactory to the holders of such Senior Debt, before any payment is made on account of the principal of, interest or premium, if any, on the Note; and upon any such dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company or bankruptcy, insolvency, receivership or other proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holder would be entitled, except for the provision of this Section 3, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holder if received by them or it, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders, or as otherwise required by law or a court order), or to the trustee or trustees under the indenture pursuant to which the Senior Debt was issued, as their respective interests may appear, to the extent necessary to pay all Senior Debt in full, in cash or other payment satisfactory to the holders of such Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt, before any payment or distribution or provision therefor is made to the Holder.
(iv)For purposes of this Section 3, the words, “cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Section 3 with respect to the Note to the payment of all Senior Debt which may at the time be outstanding; provided that (i) the Senior Debt is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of Senior Debt are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 3(b) unless such consolidation, merger, conveyance or transfer, shall constitute an Event of Default in Section 2.
(v)In the event of the acceleration of the Note because of an Event of Default, no payment or distribution shall be made to the Holder in respect of the principal of, interest or premium, if any, on the Note until all Senior Debt has been paid in full in cash or other payment satisfactory to the holders of Senior Debt or such acceleration is rescinded by the Holder.
(vi)In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing, shall be received by the Holder (or any agent, trustee or other representative thereof) before all Senior Debt is paid in full in cash or other payment satisfactory to the holders of such Senior Debt, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of such Senior Debt, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Debt, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Debt may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full in cash or other payment satisfactory to the holders of such Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt.

(f)Subrogation of the Note.
(i)Subject to the payment in full of all Senior Debt, the rights of the Holder shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Section 3 (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to other indebtedness of the Company to substantially the same extent as the Note is subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the principal and premium, if any, on the Note shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of Senior Debt of any cash, property or securities to which the Holder would be entitled except for the provisions of this Section 3, and no payment over pursuant to the provisions of this Section 3, to or for the benefit of the holders of Senior Debt by the Holder, shall, as between the Company, its creditors other than holders of Senior Debt, and the Holder, be deemed to be a payment by the Company to or on account of the Senior Debt; and no payments or distributions of cash, property or securities to or for the benefit of the Holder pursuant to the subrogation provisions of this Section 3, which would otherwise have been paid to the holders of Senior Debt shall be deemed to be a payment by the Company to or for the account of the Note. It is understood that the provisions of this Section 3 are and are intended solely for the purposes of defining the relative rights of the Holder, on the one hand, and the holders of Senior Debt, on the other hand.
(ii)Nothing contained in this Section 3 or elsewhere in this Note is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt, and the Holder, the obligation of the Company, which is absolute and unconditional, to pay to the Holder the principal of (and premium, if any) and interest on the Note as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of the Holder and creditors of the Company other than the holders of Senior Debt, nor shall anything herein or therein prevent the Holder from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this Section 3 of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.
(iii)Upon any payment or distribution of assets of the Company referred to in this Section 3, the Holder shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Holder, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon and all other facts pertinent thereto or to this Section 3.
(g)Until the repayment in full of all Senior Debt, neither the Maturity Date nor this Section 3 may be amended in a manner adverse to the holders of Senior Debt without the consent of the Company, the Holder and the trustee of the Senior Debt (with the consent of holders of a majority in aggregate principal amount of such outstanding Senior Debt).
4.Miscellaneous.
(h)Notice. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses of the parties as set forth herein or on the register maintained by the Company. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given where received.
(i)No Waiver. No failure or delay by Holder to exercise any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege.

(j)Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
(k)Entire Agreement. This Note expresses the entire understanding of the parties with respect to the transactions contemplated hereby.
(l)Default Rates; Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.
(m)Waiver by the Company. The Company hereby expressly waives presentment, protest, notice of protest, notice of default, notice of dishonor and all other demands and notices relating to this Note of any kind or nature whatsoever.
(n)Governing Law. THIS NOTE AND ALL ACTIONS ARISING OUT OF OR IN CONNECTION WITH THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT APPLICATION OF CONFLICTS OF LAW PRINCIPLES.
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IN WITNESS WHEREOF, the Company has caused this Third Amended and Restated Promissory Note to be issued as of the date first written above.
NANTHEALTH, INC.
By: /s/ Bob Petrou
Name: Bob Petrou
Title: Chief Financial Officer
AGREED AND ACCEPTED:
AIRSTRIP TECHNOLOGIES, INC.
By: /s/ Patrick Soon-Shiong
Name: Patrick Soon-Shiong
Title: Director

SCHEDULE A
TO SUBORDINATED PROMISSORY NOTE
ADVANCES

Date of Advance	Original Principal Amount of Advance	Amount and Date(s) of Prepayments of Advance	Outstanding Principal Balance of Advance
October 3, 2022	$4,000,000	N/A	$4,000,000

TOTAL	$4,000,000	N/A	$4,000,000

Schedule A